Exhibit 10.9

Free English Translation

PARTNERSHIP AGREEMENT

BANCO ORIGINAL S.A., registered with the CNPJ under No. 92.894.922/0001-08, headquartered at Rua Porto União, No. 295, São Paulo/SP, ZIP Code 04568-020, referred to as “Original”;

PICPAY INSTITUIÇÃO DE PAGAMENTO S.A., registered with the CNPJ UNDER No. 22.896.431/0001-10, headquartered at Avenida Manuel Bandeira, 291, Condomínio Atlas Office Park, Block A, 1st floor - offices 22 and 23, 2nd and 3rd floors, and Block B, 3rd floor - offices 43 and 44, Vila Leopoldina, São Paulo/SP, ZIP Code 05317-020, hereinafter referred to as “PicPay”;

WHEREAS :

(i) Among other banking products and services, Original operates with receivables financing (“Financing” or “Financings”), for the purpose of providing business establishments (“Establishments”) with advance payments of future receivables arising from prepaid and postpaid payment transactions made by their customers, in payment arrangements from various acquirers; and

(ii) PicPay owns software designed for the management and control of receivables and is interested in making available, through an electronic platform (“Platform”) developed in its application and viewed in the “PicPay Business Applications” tab, the services of Financing of prepaid and postpaid payment transactions in payment arrangements of its clients, carried out in accredited Establishments that wish to and adhere to this product and service;

NOW, THEREFORE, they resolve to enter into this Partnership (“Partnership”) under the following conditions.

1.  Subject Matter

1.1 Original will make available the Financing product to PicPay-accredited Establishments that adhere to the provision of this service through the Platform.

1.2 This Partnership is limited to the carrying out of 20 Financings with the Establishments, which shall be governed by the terms of this Partnership, it being understood that the carrying out of financings in excess of this limit is at the sole discretion of Original.

2. Financing Procedure and Processing

2.1. Original shall register the Establishments indicated by PicPay and will inform which Establishments adhere to Original’s internal rules, with a view to carrying out the Financings.

2.2. The operational procedures and times to be observed for the Financing to be effective on the requested date shall be agreed upon between the Parties via the email addresses indicated in this Partnership.

2.3. If the agreed-upon times are not observed by PicPay and Original is unable to process the credit on the same day, PicPay shall send a new proposal on the next business day.

2.4. Original shall define the discount rate to be applied to the Financings, which shall be informed to PicPay from time to time (“Discount Rate”), it being understood that Original may adjust said rate, at its sole discretion, provided that PicPay is informed at least three (3) business days in advance.

2.5. PicPay shall verify if the accepted receivables are free of liens and, if there are no restrictions, it shall input the information about the Financing carried out, the new ownership, and the bank account for settlement of the receivables into the CERC registration system, sending proof of the registration (“Confirmation”) to Original.

2.6. After confirmation, Original shall credit the net amount (amount of the financed receivables less the discount rate applied to the Financing) to the account held by the Establishment indicated by PicPay. It is established by the Parties that, if there is no confirmation, Original shall not be required to credit the net amount.

3. PREMIUM FOR BANK PREFERENCE

3.1 Original and PicPay agree that, given the absence of exclusivity, there shall be no consideration in this Partnership; however, ORIGINAL assures PicPay the payment of a premium for banking preference resulting from the referral Ef establishments for Financing.

3.2 The amount determined as a premium shall be due monthly and calculated and paid based on the methodology indicated below, which may be altered by formal agreement between the Parties, and shall be paid by ORIGINAL considering the amounts disbursed, less the costs of the operation and any taxes that may be due.

Methodology:

Premium = Discount Rate – (transfer price + 1% p.a.)

Where:

a)	transfer Price in effect on the date of the financing transaction: Corresponds to the operational expenses/costs related to the Financing assessed during the period;

b)	Discount Rate: Discount rate defined by Original, pursuant to the provisions of clause 2.4.

3.3 Proof of credit of the premium to the PicPay checking account constitutes full and irrevocable settlement.

4. PicPay’s Obligations

4.1. Promote the product and all terms of use for the Financing on its Platform to the base of Establishments eligible to contract it.

4.2 Obtain authorization from the Establishments, which shall be stored, to carry out, on their behalf and order, the carrying out of the Financing transaction.

4.3 Share the Establishments’ database with Original, only upon proof of consent from the Establishments.

4.4 Perform internal procedures and controls in the analysis of Money Laundering Prevention and Counter-Terrorism, Fraud Prevention, “Know your Customer”, for the Establishments to be indicated and wishing to make the Financing.

4.5 Observe the eligibility criteria, when indicated by Original electronically, regarding the types of Establishments that will not be able to adhere to the product.

4.6 Provide Original with any technical and administrative clarifications that may be necessary to carry out the Financing.

4.7 Be liable for all financial losses suffered by Original resulting from: unlawful acts committed by the Establishments in payment transactions and operational failures that impact the effective registration in CERC and cause financial losses to Original.

4.8 Provide customer service – SAC and Ombudsman’s Office.

4.9 Be liable for any proven damage caused as a result of this Partnership.

4.10 Make the Platform available for the management, operation, and intermediation of Financing transactions carried out by the Establishments.

4.11 Handle the registration and transfer of ownership for the benefit of Original, in the Establishments’ schedules, before the registrars.

4.12 Assume any costs necessary for implementation of this Partnership.

4.13 Suspend new Financing transactions whenever requested by Original.

4.14 Notify Original of any issues that could jeopardize this Partnership.

4.15 Inform the Establishments about the rates charged by Original.

4.16 Not grant discounts or reductions on the amounts defined for the Financing.

4.17 Neither trade nor share with third parties any data resulting from this Partnership.

4.18 Maintain custody, as depositary, of any and all documents relating to Financing, including the electronic file containing the authorization from the Establishments (, including, but not limited to, opt-in, authorization to provide data to Original), the corporate documents of the Establishments, the proofs of effective Financing and its files.

4.19 Perform reconciliation of all financial settlements made by the Acquirers.

4.20 Subsidize Original, whenever necessary or at its request, at any time, in case of any doubts or clarifications that may be requested by the Central Bank of Brazil regarding Financing transactions and related to this Partnership.

5. Obligations of Original

5.1. Provide PicPay with the necessary clarifications regarding Financing transactions.

5.2 Make the resources available for the Financing transactions.

5.3 Inform PicPay of the current rates that should be applied to the Financing.

5.4 Be liable for any proven damage caused as a result of this Partnership.

5.5 Register the establishments that are eligible and have agreed to participate in the Financing program.

5.6 Neither trade nor share with third parties any data resulting from this Partnership.

5.7 Answer any questions or clarifications that may be requested by the Central Bank of Brazil regarding the Financing transactions.

6. Term

6.1 This Partnership shall have a term of up to six (6) months from the date of execution hereof, and may be automatically extended if there is no objection from either Party, observing the maximum number of Financings mentioned in clause 1.2., which shall comply with the conditions of this Partnership. until full settlement thereof.

6.2 This Partnership may be terminated at any time, for any reason, by Original or PicPay, without the imposition of penalties or compensation, with 30 days’ prior notice, without prejudice to any ongoing Financing, which shall comply with the conditions of this Partnership until full settlement thereof.

7. Confidentiality

7.1 Throughout the term of this Partnership and for up to 3 years after its termination, except as provided in clause 7.1.2, the Parties undertake, on their account and on account of their members, shareholders, officers, employees, agents and/or contracted personnel, to grant confidential treatment to this Partnership, the negotiations carried out, the execution and information obtained or accessed, refraining from using them for any purpose other than the normal performance of this Partnership.

7.1.1 “Confidential Information” means all information or documents of the Parties, including personal data and data on transactions carried out with their suppliers and/or clients, employee information and data, business data, economic and financial information, strategic, technical, legal, accounting, operational, administrative, commercial, financial, and economic reports and analyses, as well as intellectual works and software, obtained by any means (whether oral or written, express or tacit), which may be contained in any documents, spreadsheets, programs, systems, photographs, reports, physical media, electronic media, among others.

7.1.2 The term referred to in sub-item 7.1 shall not apply to information protected by banking or tax secrecy, and the confidentiality of such information shall be observed permanently.

7.2 All Confidential Information shall be kept in a secure location with access restricted to professionals who need to know it for the proper fulfillment of this Partnership.

7.2.2 Disclosure of Confidential Information to third parties is prohibited, unless there is prior and express consent from the legal representatives of the other Party.

7.3 The Parties undertake to inform each other of any breach of confidentiality rules by any person, including unintentional or negligent breaches of Confidential Information.

7.4 If either Party is required to disclose any piece of Confidential Information due to an administrative or judicial order, it shall inform the other Party within 24 hours so that it can take any legal action it deems necessary.

7.4.1 In the event provided for in sub-item 7.4, if a Party discloses Confidential Information without informing the other Party, it shall be subject to the provisions of sub-item 7.6.

7.5 At any time and without prior notice, either Party may request the return or destruction of Confidential Information in the possession of the other Party, which shall return or destroy it immediately, and may not retain copies of the requested Confidential Information.

7.5.1 The return or destruction referred to in sub-item 7.5 shall be documented in a statement signed by the Party, under penalty of law, which shall include all Confidential Information returned or destroyed and a statement that it does not possess a copy of that information.

7.5.2 Even if the Confidential Information is returned or destroyed, the Party shall remain bound by the duty of confidentiality and other conditions of this Partnership, under penalty of application of the provisions of sub-item 7.6, in addition to other legal penalties.

7.6 Without prejudice to immediate termination, failure by the Parties, their representatives, or agents to comply with any provision of this Partnership relating to the security, use, and disclosure of Confidential Information shall give rise to compensation in an amount to be determined in court.

7.6.1  Except for the case provided for in clause 7.4, should a Party disclose any piece of Confidential Information without the prior and express authorization of the other Party, without prejudice to the liability indicated in item 7.6 and that applicable in the criminal sphere, it may be subject to administrative sanctions imposed by any regulatory bodies.

7.7  For purposes of this clause, confidential information shall not necessarily contain or be accompanied by any type of confidentiality warning, and such characteristic shall always be presumed by the Parties.

7.8.  This Partnership incorporates, where applicable, the Original Privacy Policy, available for consultation at www.original.com.br.

7.9. It is forbidden to disclose to competitors of Original, without its express authorization, the Establishments, business data, economic and financial information, commercial information, reports, and strategic and accounting analyses arising from this Partnership.

8.  Relationship

8.1 The relationship between the Parties is that of independent partners, and they expressly acknowledge that the only existing relationship relates to the subject matter of this Partnership. Each Party shall be solely and exclusively liable for its labor, social-security, tax, and/or any other judicial and/or administrative obligations.

8.2 The Parties shall conduct their business in their own names and shall be separately liable for the acts and conduct of their employees and agents.

8.3 The Parties expressly acknowledge that they may not, on their account or through their officers, employees, or agents, execute any document or assume any obligations on behalf of the other Party, except when expressly authorized by the other Party and within the strict limits of such authorization.

9. Environmental Responsibility and Anti-Corruption Practices

9.1 The Parties mutually, irrevocably and irreversibly represent that their directors, managers, employees, service providers, including their subcontractors and agents, are aware of and fully comply with the provisions of national and international laws, regulations, and normative provisions to which they are subject and which aim to combat corruption, bribery, and the practice of acts harmful to the Government.

9.2 For the performance of this Partnership, neither Party may offer, give, or promise to give to anyone, or accept or promise to accept from anyone, either on its own behalf or through another party, any payment, donation, compensation, financial or non-financial advantages, or benefits of any kind that constitute an illegal and/or corrupt practice, whether directly or indirectly related to the subject matter of this Partnership, and shall also ensure that its advisors, administrators, employees, service providers, including its subcontractors and agents, act in the same manner.

9.3 The Parties shall maintain their books and/or Digital Accounting Records (ECD), accounting records, and documents with sufficient detail and accuracy to clearly and unequivocally reflect the transactions and funds related to this Agreement.

9.4 The Parties mutually ensure that they adopt anti-corruption policies, processes, and procedures aimed at ensuring due compliance with national and international laws, regulations, and normative provisions to which they are subject, which have the purpose of combating corruption, bribery, and the practice of acts harmful to the Government.

9.5 Should either Party become involved in investigations or administrative or judicial proceedings for corruption, bribery, and/or acts detrimental to the Government during or in relation to the performance of this Partnership, the Party causing the situation undertakes to assume the respective burden, including presenting documents that may assist the other Party in its defense.

9.6 For purposes of this clause, there will be no contractual default when the involvement of either Party in a situation related to the practice of corruption, bribery and/or acts harmful to the Government is notorious and publicly known at the time of execution of this Partnership.

9.7 Each Party warrants to the other Party that: (a) it is vested with all the powers and authority to assume and fulfill the obligations set forth herein and to consummate the transactions contemplated herein; and (b) the formalization and fulfillment of this Partnership do not imply violation of any third-party rights, applicable law or regulation, nor violation, breach, or default of any instrument or document to which it is a party or to which any of its properties is linked and/or affected, nor does it depend on obtaining any authorization under any agreement, instrument, or document to which it is a party or to which any or all of its properties are linked and/or affected.

9.8 The Parties mutually represent and warrant that: a) they conduct their activities in accordance with the applicable legislation in force, and that they hold the necessary approvals for execution of this Agreement and compliance with the obligations set forth herein; b) they do not use illegal labor and will not use forced labor or child labor, either directly or indirectly, through their respective suppliers of products and services; c) they do not employ minors under eighteen (18) years of age, including apprentices, in places detrimental to their education, physical, mental, moral, and social development, as well as in dangerous or unhealthy places and services, at times that do not allow them to attend school, and also at night, which shall be understood as the period between 10 p.m. and 5 a.m.; d) they do not adopt practices related to activities that involve criminal profit from prostitution or sexual exploitation of vulnerable individuals; e) they do not use discriminatory practices that negatively restrict access to or maintenance of employment, such as, for example, those motivated by: sex, origin, race, color, physical condition, religion, marital status, age, family situation, or pregnancy status; and f) they commit to protecting and preserving the environment, as well as preventing and eradicating practices harmful to the environment, carrying out their activities in compliance with the applicable legislation regarding the National Environmental Policy and Environmental Crimes, as well as legal, normative, and administrative acts related to the environmental and related areas issued by Federal, State, and Municipal authorities.

10. Notices

10.1 If either Party wishes or is required to notify the other Party, such notice shall be sent to the addresses informed in the preamble or by email to the attention of: (i) if to Original, Mr. Ricardo Mitsuo Anzai, email: ricardo.anzai@original.com.br; (ii) of to PicPay, Mr. Kaio Ribeiro, email: kaio.freitas@picpay.com.

10.2 The notices referred to in item 10.1 may be served in person, with proof of receipt, or transmitted by email. The notices shall be deemed duly served when delivered to the addresses indicated.

10.3 The Parties acknowledge the validity of the information and data transmitted electronically.

11. General Provisions

11.1 Neither Party may delegate, assign, or transfer, in whole or in part, the rights and obligations arising from this instrument without the prior express consent of the other Party.

11.2 Any tolerance by the Parties regarding the non-fulfillment of any obligations shall be considered a mere act of liberality, not constituting novation or waiver.

11.3 This Partnership does not bind either Party to the other with respect to the present or future economic results of their respective businesses, and therefore neither Party is liable to the other for such results, whether during the term of this Agreement or even after termination hereof, for any reason.

11.4 Any amendment to the terms of this Agreement shall only be valid if formalized through a an amendment, signed by the legal representatives of the Parties.

11.5 The Parties expressly agree and consent to the possibility of electronic signature of this Partnership, under the terms of article 10, paragraph 2 of Provisional Measure (MP) 2.200-2/01 and in accordance with the security, authenticity, and certification rules established by Comprova.com Informática Ltda. – DocuSign and/or another market company admitted by the Parties, and expressly acknowledge, for all legal purposes, that such signatures are valid, effective, and sufficient to prove the authorship, authenticity, integrity, soundness, and legal validity of these documents, with no doubt regarding the conditions and other obligations established.

11.6 The Parties elect the courts of the city of São Paulo/SP to resolve any doubts or disputes arising from this Agreement, to the exclusion of any other, however privileged it may be or become.

This partnership is formalized in 2 counterparts of same contents and form, in the presence of the witnesses below.

São Paulo, May 8, 2023

/s/ Luiz Antonio Fernandes Caldas Morone	/s/ Luiz Meneguetti
Luiz Antonio Fernandes Caldas Morone	Luiz Meneguetti

BANCO ORIGINAL S.A.

/s/ Eduardo Chedid Simões	/s/ Augusto Ribeiro Junior
Eduardo Chedid Simões	Augusto Ribeiro Junior

PICPAY INSTITUIÇÃO DE PAGAMENTO S.A.

Witnesses:

/s/ Kaio Ribeiro de Freitas	/s/ Fernando de Castro Poletti
Name: Kaio Ribeiro de Freitas	Name: Fernando de Castro Poletti
ID (RG):	ID (RG):